Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Contacts:	Envigo Contact:
Media: Sue Maynard: +1 336-436-8263	Paul Surdez: +1 732-873-6682
Media@labcorp.com	paul.surdez@envigo.com

Investors: Clarissa Willett: +1 336-436-5076
Investor@labcorp.com

LABCORP AND ENVIGO SIGN INNOVATIVE AGREEMENT TO EXPAND

COVANCE’S NONCLINICAL DRUG DEVELOPMENT CAPABILITIES AND

CREATE AN INDEPENDENT RESEARCH MODELS PROVIDER

•	LabCorp will purchase Envigo’s nonclinical contract research services business, expanding the global reach and capabilities of Covance’s nonclinical drug development business

•

Envigo’s research models and services business will purchase Covance’s research products business located in the United States, combining two complementary businesses into a new comprehensive research models and services company

•	Covance and the new Envigo research models and services entity will enter into a multi-year renewable supply agreement

BURLINGTON, N.C., and EAST MILLSTONE, N.J. — April 17, 2019 — LabCorp® (NYSE: LH), a leading global life sciences company that is deeply integrated in guiding patient care, and Envigo, a leading provider of nonclinical contract research services and research models, today announced that LabCorp’s Covance Drug Development segment will acquire Envigo’s nonclinical research services business and Envigo’s Research Models Services business will acquire the Covance Research Products business. This will result in Envigo becoming a pure-play research models and services business, while Covance will expand its global nonclinical drug development capabilities.

“This unique transaction is part of our strategy to transform drug development, strengthening Covance’s ability to offer comprehensive global nonclinical research services to the biopharma industry,” said David P. King, chairman and CEO of LabCorp. “Together, we are taking a creative and collaborative approach to early-stage research, which demonstrates LabCorp’s commitment to providing clients with innovative solutions that will ultimately improve health and improve lives.”

“This landmark agreement will provide an enhanced experience to our valued customers across both segments of our company and closely aligns with our vision to work together to build a healthier and safer world,” said Dr. Adrian Hardy, president and CEO of Envigo. “We are excited to welcome the team members who will be joining our expanded research models and services entity and for our colleagues who will become important contributors to one of the world’s most innovative and respected contract research organizations. As a result of the multi-year strategic supply collaboration, we look forward to partnering with our colleagues at Covance to advance critical, life-enhancing research.”

The proposed transactions are subject to labor consultations, regulatory approvals and customary closing conditions, and are expected to close within two months.

Strategic Highlights

Enhances the reach and scope of Covance nonclinical development

•	The divestiture of Covance Research Products through this transaction simplifies and focuses the Covance Drug Development nonclinical research business model.

•

The infusion of additional scientific and technical expertise and industry insight from Envigo will enable Covance to enhance its nonclinical capabilities, including respiratory, with additional facilities in Europe and the U.S. to meet growing client needs.

•	The combined Covance nonclinical research business will increase its employee base by nearly one-third, to approximately 4,200 employees globally.

Creates a comprehensive research models and services business

•

The combination of these two complementary premier suppliers of research models and services will enable clients to more easily source the best models for their research needs to meet demand across biopharma, the contract research organization industry, government and academia.

•	The new business, branded as Envigo, will have more than 1,200 employees globally. • Customers will benefit from an enhanced focus and ability to invest in new services and products.

•

The new Envigo research models and services business and Covance will continue to collaborate through a strategic supply agreement so clients will continue to receive access to the high-quality research models and services to which they are accustomed, as well as expanded access to a full range of models, diets and bedding.

LabCorp Transaction Details

The proposed transactions will result in net implied cash consideration to be paid by LabCorp of $485 million. The net impact of the proposed transactions will be an incremental $156 million in LabCorp’s revenues on a pro forma 2018 basis. The proposed transactions are expected to meet LabCorp’s financial criteria of earnings and cash accretion in year one and exceeding the cost of capital by year three. LabCorp will provide an update on its first-quarter earnings call.

Advisers

Goldman Sachs & Co. LLC is serving as financial adviser to LabCorp. Hogan Lovells US LLP is serving as LabCorp’s legal counsel. Wells Fargo Securities, LLC is serving as financial adviser to Envigo, and Cahill Gordon & Reindel LLP is serving as Envigo’s legal counsel.

About LabCorp

LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster, and uses technology to improve the delivery of care. LabCorp reported revenues of more than $11 billion in 2018. To learn more about LabCorp, visit www.LabCorp.com, and to learn more about Covance Drug Development, visit www.Covance.com.

About Envigo

Envigo provides mission-critical products and research services for biopharmaceutical, crop protection, and chemical companies as well as universities, governments, and other research organizations. Our company is founded on the principle that research partnerships depend on unmatched expertise, unwavering dedication to customer service and shared goals. We are committed to helping customers realize the full potential of their research and products as we work together to build a healthier and safer world.

LabCorp Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between LabCorp and Envigo, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results could differ materially from those suggested by the forward-looking statements in this press release, due to factors including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect LabCorp’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement, (iv) the effect of the announcement or pendency of the transaction on LabCorp’s or Envigo’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Envigo or LabCorp and potential difficulties in affected employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from ongoing business operations, (vii) the ability of LabCorp to successfully integrate Envigo’s nonclinical contract research operations and product lines, (viii) the possibility that Envigo’s nonclinical contract research services business will not meet its projected financial results, (ix) the success of the strategic supply agreement between LabCorp and Envigo and (x) the ability of LabCorp to implement its plans, forecasts, and other expectations with respect to Envigo’s business after the completion of the proposed transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of LabCorp described in the RISK FACTORS section of LabCorp’s Annual Report on Form 10-K for the year ended December 31, 2018, subsequent Quarterly Reports on Form 10-Q, and in LabCorp’s other filings with the SEC. The information in this press release should be read in conjunction with a review of LabCorp’s SEC filings including the information under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS in LabCorp’s most recent Form 10-K and Form 10-Q. Forward-

looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and LabCorp assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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